SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


 (Date of earliest event reported) Date of report   August 23, 2001
                                                    (August 22, 2001)
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                          THE WARNACO GROUP, INC.
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             (Exact Name of Registrant as Specified in Charter)


    Delaware                           1-10857              95-4032739
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(State or Other Jurisdiction        (Commission            (IRS Employer
   of Incorporation)                 File Number)          Identification No.)


90 Park Avenue, New York, New York                               10016
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code     (212) 661-1300
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                                    N/A
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       (Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events.


         The Warnaco Group, Inc. announced today that it expects to take a charge to earnings and to restate its financial results for the last three fiscal years in an amount preliminarily estimated to aggregate $43 million in order to correct certain errors discovered in its recording of its intercompany pricing arrangements and accounts payable and accrued liabilities and, accordingly, such financial statements should not be relied upon. Warnaco noted that the actual amount of the charge to earnings, as well as the allocation to the prior periods, will not be definitively determined, and amended reports will not be filed with the Securities and Exchange Commission, until a review by the Company is completed. Warnaco also noted that although it was providing a preliminary estimate of the charge at this time in order to keep all of its interested constituencies informed, it could not give assurance that the finally determined amount would not be materially different than the amount of its preliminary estimate or that other adjustments may not be necessary.

         The press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated by reference in this Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)  Exhibits.

         99.1    Press Release, dated August 22, 2001.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THE WARNACO GROUP, INC.


Dated:   August 23, 2001             By:  /s/ Stanley P. Silverstein
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                                     Name:    Stanley P. Silverstein
                                     Title:   Vice President, General Counsel
                                              and Secretary




                               EXHIBIT INDEX


Exhibit No.       Description

99.1              Press Release, dated August 22, 2001